Exhibit 3.2

Adopted November 21, 2024

Haynes International, Inc.

a Delaware corporation

(the “Corporation”)

BYLAWS

I.

The Board of Directors

1.            Authority of Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors (the “Board”) or, if authorized by the Board, by or under the direction of one or more committees thereof, to the extent permitted by law and by the Board. The Board or any such authorized committee may delegate management responsibility to the extent permitted by law and as deemed appropriate by the Board or such committee. Except as may be otherwise provided by law or these Bylaws or, in the case of a committee of the Board, by applicable resolution of the Board or such committee, the Board or any committee thereof may act by unanimous written consent or, at an authorized meeting at which a quorum is present, by the vote of the majority of the Directors present at the meeting. Except as may be otherwise provided by law, the Board shall have power to determine from time to time whether, and if allowed, when and under what conditions and regulations any of the accounts and books of the Corporation shall be open to inspection. The Board shall not be required to distribute an annual report to holders of Stock in the Corporation.

2.            Number of Directors; Vacancies; Removal. The authorized number of Directors who shall constitute the Board shall be fixed from time to time by resolution of the Board. Whenever there shall be fewer Directors in office than the authorized number of Directors, the Board may, by resolution approved by a majority of the Directors then in office, reduce the authorized number of Directors or choose one or more additional Directors, each of whom shall hold office until the next annual meeting of stockholders or until his or her successor is duly elected. A Director may be removed at any time by the holders of a majority of the outstanding shares of Stock, with or without cause.

3.            Authorized Meetings of the Board. The Board shall have authority to hold annual, regular and special meetings. An annual meeting of the Board may be held immediately following the annual meeting of the holders of Stock in the Corporation, at such place as may be determined by resolution of the Board. Regular meetings of the Board may be held at such times and places and may be determined from time to time by resolution of the Board. Special meetings of the Board may be held at such times and places as may be called by the President or by at least one-third of the members of the Board.

Both annual and regular meetings of the Board may be held without notice thereof. However, a special meeting of the Board shall be an authorized meeting only if actual or constructive notice of the time and place thereof has been given to each Director, or all Directors waive notice thereof. Such notice for any Director may be given orally in person or by telephone by any officer of the Corporation, or delivered by hand or transmitted electronically by the Corporation to the Director’s business address. Such notice shall be given not less than one hour before the hour fixed for the special meeting. If the notice does not state the place of the meeting, the meeting shall be held at the office of the Secretary of the Corporation.

One-third of the authorized number of Directors shall constitute a quorum at any Board meeting. If any meeting of the Board shall lack a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice, until a quorum is obtained.

4.            Action by Consent. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or applicable law, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

5.            Committees. The Board may, by resolution approved by at least a majority of the authorized number of Directors, provide for one or more committees of the Board with such powers, duties and rules of procedure as may be provided by, or established in accordance with the direction of, the Board. Except as may be established to the contrary by applicable resolution of the Board, at any meeting of any such committee of the Board, the member or members thereof who are present and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act in the place of any absent or disqualified member Director.

II.

Officers

1.            Designated Officers. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers as may be appointed to hold such offices as may from time to time be created by resolution of the Board. The Treasurer shall be the chief financial officer of the Corporation unless the Board designates another officer as such.

2.            Appointment and Removal of Officers. The President shall from time to time be appointed by, and serve at the pleasure of, the Board. The Board or the President may appoint other designated officers to serve at the pleasure of the Board and the President. The Board or the President may remove any officer, with or without cause.

3.            Resignation of Officers. Any officer may also resign at any time by giving written notice to the Board, the President or the Secretary.

4.            President. The President shall preside at all meetings of the Board, shall be the chief executive officer of the Corporation, and shall perform all other duties as may from time to time be assigned to him or her by, or be in accordance with the direction of, the Board.

6.            Secretary. The Secretary shall keep full and complete records of the proceedings of the Board and committees thereof and of the meetings of the stockholders; keep the seal of the Corporation, and affix the same to all instruments which may require it; have custody of and maintain the Corporation’s stockholder records; and perform all other duties as may from time to time be assigned to him or her by the Board or the President, or otherwise be in accordance with the direction of the Board.

8.            Treasurer. The Treasurer shall have custody of the funds of the Corporation, and deposit and pay out such funds, from time to time, in such manner as may be prescribed by, or be in accordance with the direction of, the Board, and shall perform all other duties as may from time to time be assigned to him or her by the Board or the President, or otherwise be in accordance with the direction of the Board.

10.          Other Officers. Any other elected officer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board or the President, or otherwise be in accordance with the direction of the Board.

11.          Powers of Attorney. Whenever an applicable statute, decree, rule or regulation requires a document to be subscribed by a particular officer of the Corporation, such document may be signed on behalf of such officer by a duly appointed attorney-in-fact, except as otherwise directed by the Board or the President or limited by law.

III.

Offices

The Corporation shall have offices at such place or places as the Board or the President may from time to time determine.

IV.

Stocks and Stock Certificates

1.            Stock. Holders of shares of Stock (other than treasury shares held by the

Corporation) shall be entitled to receive such dividends or distributions as are lawfully declared on the Stock; to have notice of any authorized meeting of holders of Stock in the Corporation; and to one vote for each share of Stock on all matters which are properly submitted to a vote of the holders of Stock.

The stock of the Corporation shall be represented by uncertificated shares, which shall be registered upon the books of the Corporation. Notwithstanding this practice, every holder of uncertificated shared shall be entitled to receive a certificate upon request.

2.            Form of Certificates. Certificates of Stock shall not have any validity whatsoever until and unless they have been signed as hereinbelow provided. All certificates shall be signed by the President, together with the Secretary of the Corporation. All such certificates shall bear the seal of the Corporation or a facsimile thereof.

Certificates of Stock signed by the President, together with the Secretary, being such at the time of such signing, and if regular in other respects, shall be valid, whether such officers hold their respective positions at the date of issue or not.

Any signature or countersignature on certificates of Stock may be an actual signature or a printed or engraved facsimile thereof.

3.            Stock Transfers. Transfer of shares of Stock shall be made on the books of the Corporation. If the stock is represented by certificated shares, transfers shall be made only upon the surrender of a valid certificate of Stock endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. The Corporation may impose such additional conditions to the transfer of its stock as may be necessary or appropriate for compliance with applicable law or to protect the Corporation from liability with respect to such transfer.

4.            Holders of Record. The Board may fix a time as a record date for the determination of holders of Stock entitled to receive any dividend or distribution declared to be payable on any shares of the Corporation; or to vote upon any matter to be submitted to the vote of any holders of Stock in the Corporation; or to be present or to be represented by proxy at any meeting of the holders of Stock in the Corporation, which record date in the case of a meeting of the holders of Stock shall not be more than sixty nor less than ten days before the date set for such meeting; and only holders of record as of the record date shall be entitled to receive such dividend or distribution, to vote on such matter, or to be present or represented by proxy at such meeting.

V.

Meetings of Holders of Stock

1.            Annual Meeting of Holders of Stock. An annual meeting of the holders of Stock in the Corporation shall be held on a date and at a time designated by resolution of the Board of Directors. At the annual meeting, Directors shall be elected to serve for the ensuing year and until their successors are elected. Any other proper business may also be transacted at the annual meeting.

2.            Special Meeting of Stockholders. Special meetings of holders of Stock may be called at any time by the Board, the President, or by holders possessing at least ten percent of the issued and outstanding shares of Stock, to be held not less than ten nor more than sixty days after the request therefore.

3.            Places of Meetings. The Board may determine where each meeting of holders of Stock shall be held, but in the absence of any designation by the Board of the meeting place, meetings of holders of Stock shall be held at the office of the Secretary of the Corporation.

4.            Notices of Meetings. Written notice of all meetings of holders of Stock stating the place, date and hour of the meeting, shall be mailed, postage prepaid, or delivered, not less than ten nor more than sixty days before such meeting to each holder entitled to notice of, or to vote at, any meeting of holders of Stock at the address of such holder as it appears on the records of the Corporation.

5.            Quorum for Action by Holders of Stock Elections. Except as may otherwise be provided by law, all elections shall be held and all questions decided by a majority of the shares of Stock which are voted.

6.            Proxies. At any meeting of holders of Stock, any holder of record entitled to vote thereat may be represented and have his or her shares voted by a proxy or proxies appointed by an instrument in writing executed by stockholder of record.

7.            Adjournments. Any meeting of the holders of Stock (whether annual or special), and whether or not a quorum shall have been present), may be adjourned from time to time and from place to place by vote of a majority of the shares of Stock represented at such meeting, without notice other than announcement at such meeting of the time and place at which the meeting is to be resumed—such adjournment and the reasons therefor being recorded in the journal of proceedings of the meeting. At any meeting so resumed after such adjournment, provided a majority of the outstanding shares of Stock shall then be represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

VI.

Indemnification and Advancement of Expenses

1.            Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VI, the Corporation shall indemnify and hold harmless any person who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

2.            Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VI, the Corporation shall indemnify and hold harmless any person who was or is made or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or a person for whom such person is the legal representative, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements, expenses and liability suffered or incurred (including attorneys’ fees and court costs, each of which are actually and reasonably incurred) by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

3.            Authorization of Indemnification. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

4.            Good Faith Defined. For purposes of any determination under Section 3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be.

5.            Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

6.            Expenses Payable in Advance. Expenses incurred (including attorneys’ fees and court costs, each of which are actually and reasonably incurred) by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

7.            Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

8.            Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

9.            Certain Definitions. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VI shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

10.         Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

11.          Limitation on Indemnification. Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VI), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

12.          Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation.

VII.

General Matters

1.            Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board.

2.            Contracts and Instruments; How Executed. The Board, except as otherwise provided in the Certificate of Incorporation or these Bylaws, may authorize any Director, Directors, officer, officers, agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Directors or within the agency power of an officer (or otherwise specified in the Certificate of Incorporation or these Bylaws), no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

3.            Representation of Shares of Other Entities Held by the Corporation. Any officer or any other person authorized by the Board or by any of the officers is authorized to vote or represent on behalf of the Corporation any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Corporation. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

VIII.

Corporate Seal

The seal of the Corporation shall have the name of the Corporation inscribed thereon, together with the date and State of incorporation.

IX.

Amendments

1.            Any of these Bylaws may be altered, amended or repealed by the holders of a majority of the outstanding shares of Stock; or any of these Bylaws may be altered, amended or repealed by resolution of the Board approved by at least a majority of the Directors then in office.